UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

September 15, 2017
Date of Report (Date of earliest event reported)
Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

3001 Summer Street
Stamford, Connecticut  06926
(Address of principal executive offices)

(203) 356-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

ITEM 8.01.  OTHER EVENTS

On September 15, 2017, Pitney Bowes Inc. (the “Company”) completed a public offering of $300,000,000 aggregate principal amount of its 3.625% Notes Due 2020 (the “2020 Notes”) and $400,000,000 aggregate principal amount of its 4.700% Notes due 2023 (the “2023 Notes” and, together with the 2020 Notes, the “Notes”). The Notes were offered under the Company’s Registration Statement on Form S-3ASR (Registration No. 333-216744), filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2017. Net proceeds from the sale of the Notes are expected to be approximately $693.0 million, after deducting underwriting discounts and commissions and estimated expenses.

The Notes were issued pursuant to the Indenture, dated as of February 14, 2005, between the Company and Citibank, N.A., as trustee (the “Base Indenture”), as amended by the First Supplemental Indenture, dated as of October 23, 2007, by and among the Company, The Bank of New York Mellon, as successor trustee (the “Trustee”), and Citibank, N.A., as resigning trustee (the “First Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), on the terms and conditions set forth in Officers’ Certificates, dated September 15, 2017 (the “Officers’ Certificates”). The Indenture and the Officers’ Certificates include customary agreements and covenants by the Company. These covenants include limitations on the Company’s ability, with significant exceptions, (i) to incur debt secured by liens on certain property above a threshold, (ii) to engage in certain sale and leaseback transactions involving certain property above a threshold and (iii) to consolidate or merge, or sell, lease or convey the Company’s assets substantially as an entirety. Upon the occurrence of both (i) a change of control of the Company and (ii) a downgrade of the Notes below an investment grade rating by both of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services within a specified period, the Company will be required to make an offer to purchase the Notes at a price equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest to the date of repurchase, as set forth in more detail in the prospectus supplement filed by the Company with the SEC on September 13, 2017 (the “Prospectus Supplement”). In the event that the acquisition by the Company of all of the issued and outstanding equity interest of NGS Holdings, Inc. (the “Merger”) has not occurred on or prior to November 6, 2017 (or, if the Company or NGS Holdings, Inc. elect to extend the closing date pursuant to the terms of the Agreement and Plan of Merger, dated as of September 6, 2017, among the Company, Neutron Acquisition Corp., an indirect wholly-owned subsidiary of the Company, NGS Holdings, Inc. and Littlejohn Fund IV, L.P., solely in its capacity as stockholder representative (the “Merger Agreement”),  December 4, 2017) (such date, the “Termination Date”), or if prior to the Termination Date, the Merger Agreement is terminated in accordance with its terms, the Company will be required to redeem the 2020 Notes in whole at a redemption price equal to 101% of the principal amount of the 2020 Notes to be redeemed, plus accrued and unpaid interest, if any, on those 2020 Notes to the date of redemption.

The Notes are the Company’s unsecured obligations and rank equally in right of payment with its other unsecured and unsubordinated indebtedness from time to time outstanding. The 2020 Notes will mature on September 15, 2020 and the 2023 Notes will mature on April 1, 2023. Interest on the 2020 Notes will be payable on March 15 and September 15 of each year, commencing March 15, 2018. Interest on the 2023 Notes will be payable on April 1 and October 1 of each year, commencing April 1, 2018.  The interest rate on the 2020 Notes is 3.625% per year and the interest rate on the 2023 Notes is 4.700% per year, in each case, subject to adjustments from time to time if either Moody’s or S&P (or a substitute rating agency therefor) downgrades (or downgrades and subsequently upgrades) the credit rating assigned to the notes as set forth in more detail in the Prospectus Supplement. The 2020 Notes were sold to the public at 99.764% of par and the 2023 Notes were sold to the public at 99.756% of par.

The 2020 Notes are redeemable, in whole or in part, at any time and from time to time, at the Company’s option. The redemption price for the 2020 Notes will be equal to 100% of the principal amount of the 2020 Notes to be redeemed, plus accrued and unpaid interest, if any, on those 2020 Notes to the redemption date, plus the excess of (x) the sum of the present values of the remaining scheduled payments of interest and principal on the 2020 Notes to be redeemed (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the treasury rate plus 35 basis points over (y) the aggregate principal amount of the 2020 Notes being redeemed.

The 2023 Notes are redeemable, in whole or in part, at any time and from time to time, at the Company’s option. The redemption price for the 2023 Notes to be redeemed on any redemption date that is prior to March 1, 2023 will be equal to 100% of the principal amount of the 2023 Notes to be redeemed, plus accrued and unpaid interest, if any, on those 2023 Notes to the redemption date, plus the excess of (x) the sum of the present values of the remaining scheduled payments of interest and principal on the 2023 Notes to be redeemed (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the treasury rate plus 45 basis points over (y) the aggregate principal amount of the 2023 Notes being redeemed. The redemption price for the 2023 Notes to be redeemed on any redemption date that is on or after March 1, 2023 will be equal to 100% of the principal amount of the 2023 Notes being redeemed plus accrued and unpaid interest.

The Officers’ Certificate and a form of the global certificates evidencing the 2020 Notes are filed as Exhibits 4.1 and 4.2 to this Form 8-K, respectively and the Officers’ Certificate and a form of the global certificates evidencing the 2023 Notes are filed as Exhibits 4.3 and 4.4 to this Form 8-K, respectively, and, in each case, are incorporated herein by reference. The foregoing summary of the terms of the Officers’ Certificates and the Notes does not purport to be complete and is qualified in its entirety by reference to the Officers’ Certificates and the Notes.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit	Description of Exhibit
Number

4.1	Officers’ Certificate establishing the terms of the 3.625% Notes due 2020, dated September 15, 2017.
4.2	Specimen of 3.625% Notes due 2020.
4.3	Officers’ Certificate establishing the terms of the 4.700% Notes due 2023, dated September 15, 2017.
4.4	Specimen of 4.700% Notes due 2023.
5.1	Opinion of Gibson, Dunn & Crutcher LLP, dated September 15, 2017.
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.
	By:	/s/	Debbie D. Salce
	Name:		Debbie D. Salce
Date: September 15, 2017	Title:		Vice President and Treasurer